EXHIBIT 99.3

                         Nutek, Inc.

                    CONSOLIDATED PRO FORMA

                    FINANCIAL STATEMENTS
                    for the period ending

                      December 31, 1999

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TABLE OF CONTENTS

                                        PAGE
BALANCE SHEET.......................... F-1-2

STATEMENT OF OPERATIONS............     F-3

NOTES TO FINANCIAL STATEMENTS.........  F-4

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Nutek, Inc.
15722 Chemical Lane
Huntington beach, California 92649


The following financial statements set forth summary pro forma financial date of the Company. The Company has prepared pro forma balance sheets and statements of operations for the periods ending December 31, 1999. The pro forma financial statements are based on historical financial statements of Nutek, Inc., Elite Fitness, Inc. and Kristi and Co, Inc. adjusted to give effect to the combination resulting from the asset purchase agreement of Elite Fitness, Inc. in April of 1999 and Kristi and Co., Inc. in March of 2000. The pro forma balance sheet has been prepared based on the assumption that the transactions occurred on January 1, 1999. The pro forma statements of operation are based on the assumption that the transaction occurred on January 1, 1998.


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                              Nutek, Inc.
                         CONSOLIDATED PRO FORMA
                             BALANCE SHEET
                                  AS AT
                             DECEMBER 31, 1999

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BALANCE SHEET - ASSETS


                        Pro Forma     Pro Forma    Pro Forma    Combined
                        Nutek, Inc.& Kristi & Co Adjustments Company Elite Fitness,
                        Inc.

     ASSETS
CURRENT ASSETS
Cash                     81,404              0                     81,404
Accounts Receivable
    (Net of Reserves)    75,706              0                     75,706
Inventory                40,463              0                     40,463
                   ------------------------------------------------------
Total Current Assets    197,573              0            0       197,573

PLANT AND EQUIPMENT
Plant and Equipment
(less Depreciation)   1,362,600              0                  1,362,600
                     ----------------------------------------------------
Total Plant and
  Equipment           1,362,600              0            0     1,362,600

OTHER ASSETS

Patent Rights Acquired
(net of amortization) 1,259,692             0             0     1,259,692
Designs, Patterns
  and Client List                                    80,000        80,000
Rent Deposit              3,310             0                       3,310
-------------------------------------------------------------------------
Total Other Assets    1,263,002             0        80,000     1,343,002

TOTAL ASSETS          2,823,175             0        80,000     2,903,175
                     ====================================================

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            See accompanying notes to financial statements

                                     F-1

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                                  Nutek, Inc.
                           CONSOLIDATED PRO FORMA
                                BALANCE SHEET
                                    AS AT
                               December 31, 1999

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BALANCE SHEET - LIABILITIES & EQUITY


                        Pro Forma     Pro Forma    Pro Forma    Combined
                        Nutek, Inc.& Kristi & Co Adjustments Company Elite Fitness,
                        Inc.
LIABILITIES & EQUITY

Current Liabilities        564,903                                564,903

Long Term Liabilities
Long Term Liabilities      419,224                  50,000        469,224
Patent Rights
    Acquired Liability     770,000                                770,000
     --------------------------------------------------------------------
Total Long Term
Liabilities              1,189,224          0       50,000      1,239,224

     EQUITY
Capital Stock               36,328          0          250         36,578
Additional Paid
  in Capital             5,924,415          0       49,750      5,974,165
Preferred Stock                794                                    794
Royalty Investors           55,000                                 55,000
Treasury Stock             -45,448                                -45,448
Donated Capital                           125                         125
Common Stock Subscribed   -100,000                               -100,000
Retained Earnings
    or (Deficit)        -4,802,041       -125        -20,000   -4,822,166
-------------------------------------------------------------------------
Total Stockholders'
    Equity               1,069,048          0         30,000    1,099,048
TOTAL LIABILITIES &
   OWNER'S EQUITY        2,823,175          0         80,000    2,903,175
                        ==================================================

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              See accompanying notes to financial statements

                                     F-2

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                                  Nutek, Inc.
                            CONSOLIDATED PRO FORMA
                            STATEMENT OF OPERATIONS
                        For Year Ended December 31, 1999

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STATEMENT OF OPERATIONS



                          Historical      Historical
                          Nutek &         Kristi & Co  Pro Forma    Combined
                          Elite Fitness                Adjustment   Company
REVENUE
Net Sales                 238,039               0            0       238,039

COSTS AND EXPENSES

Cost of Sales              30,267               0                     30,267
Selling, General and
    Administrative        345,790               0                    345,790
Depreciation Expense      110,626               0                    110,626
Interest Expense           31,467               0                     31,467
Amortization of
   Intangible Assets       62,367               0       20,000        82,367
----------------------------------------------------------------------------
Total Costs and Expenses  580,517               0       20,000       600,517
----------------------------------------------------------------------------
Net Income or (Loss) before
   Income Taxes          -342,478               0      -20,000      -362,478

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              See accompanying notes to financial statements

                                          F-3

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Nutek, Inc.

NOTES TO CONSOLIDATED PRO FORMA FINANCIAL STATEMENTS

NOTE 1 - PRO FORMA FINANCIAL STATEMENTS

The following financial statements set forth summary pro forma financial date of the Company. The Company has prepared pro forma balance sheets and statements of operations for the periods ending December 31, 1999. The pro forma financial statements are based on historical financial statements of Nutek, Inc., Elite Fitness, Inc. and Kristi and Co., Inc. adjusted to give effect to the combination resulting from the asset purchase agreement of April of 1999 and March of 2000, under the following assumptions. The pro forma balance sheet has been prepared based on the assumption that the transactions occurred on January 1, 1999. The pro forma statements of operation are based on the assumption that the transaction occurred on January 1, 1999. The following adjustments were made to arrive at the combined company.


Elite Fitness was acquired by Nutek, Inc on 04/07/1999 for 125,000 shares of The Company's stock in exchange for the outstanding common stock of Elite Fitness. The business combination has been accounted for under the pooling Of interest method.

The company was acquired 01/06/2000 for 250,000 shares of the Company's stock in exchange for the outstanding common stock of Kristi and Co. Nutek's stock was valued at $.20 per share, the market value at the time of acquisition. The business combination has been accounted for under the purchase method of accounting for business combinations. Kristi and Co. has the rights to certain woman's resort wear clothing designs and design groups. Kristi and Co. plans to market these items and to continue creating new designs. The rights to the clothing designs and patterns have been valued at $100,000.00

   250,000 shares of common stock @$.20 per share            $ 50,000.00
   Cash to be paid within 18 months                          $ 50,000.00
                                                             -----------
       Total value                                          $100,000.00

A.  Amortization of Design Rights - $20,000.00

Intangible assets designs, patterns and client list amortized over sixty months.
                                        F-4
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